                                                                       EXHIBIT 7

                                                                  EXECUTION COPY


                           THIRD AMENDED AND RESTATED
                          AGREEMENT REGARDING GUARANTEE

                  This Third Amended and Restated Agreement Regarding Guarantee (this "Agreement") is made by and among Motorola, Inc., a Delaware corporation ("Motorola"), Iridium LLC, a Delaware limited liability company ("Iridium"), and Iridium Operating LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium ("Operating"), is dated as of December 23, 1998, and amends and restates the Second Amended and Restated Agreement Regarding Guarantee, dated as of May 11, 1998 (the "Second Amended Agreement Regarding Guarantee") among Motorola, Iridium and Operating, which amended and restated the Amended and Restated Agreement Regarding Guarantee, dated as of July 11, 1997 (the "First Amended Agreement Regarding Guarantee") between Motorola and Iridium, which amended and restated the Agreement Regarding guarantee originally dated as of August 21, 1996 (the "Original Agreement Regarding Guarantee") between Motorola and Iridium. In connection with, and as a condition to, entering this Agreement, Operating, Iridium and Motorola have entered into that certain Second Amended and Restated Memorandum of Understanding (the "MOU"), dated December 23, 1998.

                  Motorola has entered into a Guarantee Agreement, dated as of August 21, 1996, as amended (the "Bridge Guarantee Agreement"), pursuant to which Motorola has guaranteed the payment of up to $275,000,000 of the obligations of Iridium under that certain Credit Agreement, dated as of August 21, 1996, as amended, between Operating (as successor to Iridium) and the Lenders named therein (the "Bridge Agreement"). The First Amended Agreement Regarding Guarantee and the Original Agreement Regarding Guarantee defined certain rights and obligations of the parties relating to such guarantee and possible additional guarantees by Motorola.

                  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Bridge Agreement.

                  On December 18, 1997, following the date of the First Amended Agreement Regarding Guarantee, Iridium entered into an asset drop-down transaction (the "Asset Drop-Down Transaction") with Operating, pursuant to which substantially all of the assets and liabilities of Iridium were transferred to Operating.

                  Operating has entered into a $1 billion senior secured interim Credit Agreement, dated as of December 19, 1997, with the banks and other financial institutions named therein (the "Secured Bank Facility").

                  Operating, Iridium and IWCL intend to raise new funds and engage in other transactions to finance Operating's development, construction and operation of the Iridium satellite communications system (the "Iridium System"), including the refinancing of Operating's indebtedness under the Secured Bank Facility. As set forth in

                                                                  EXECUTION COPY

the MOU, Motorola has conditionally agreed to provide certain additional support to the efforts of Operating and Iridium to obtain such financing, including the Guarantee Increase (as defined in the MOU), the Alternative Guarantee (as defined in the MOU), the $475 Million Guarantee Amendment (as defined in the
MOU), the O&M Deferrals (as defined in the MOU) and the O&M Guarantee (as defined in the MOU).

                  The purpose of this Agreement is to set forth certain binding agreements among Motorola, Iridium and Operating that are intended to (i) incorporate the remaining pertinent terms of the Second Amended Agreement Regarding Guarantee and (ii) reflect certain agreements of the parties in respect of the Guarantee Increase, the Alternative Guarantee, the $475 Million Guarantee Amendment, the O&M Deferrals and the O&M Guarantee.

                  The parties agree as follows:

                  1.    Handset Guarantee.

                  (a) Motorola Agreement to Provide Handset Guarantee. If at any time and from time to time Operating becomes obligated to purchase hand-held phones or belt-worn pagers (collectively, "Subscriber Equipment") from Motorola pursuant to that certain Standby Purchase Agreement between Motorola and Operating (the "Handset Purchase Agreement"), Motorola hereby agrees, upon the written request of Operating, to provide a Guarantee relating to an aggregate of up to $175 million of Commitments (the "Handset Guarantee") under the Bridge Agreement or under a separate Credit Agreement having the terms identical in all material respects to the then current Bridge Agreement; provided, however, that Motorola shall not be required to agree to a Handset Guarantee to the extent that Motorola's liability under the Handset Guarantee would exceed $175 million (inclusive of principal, interest and other amounts).

                  (b) Operating Agreements with Respect to Handset Guarantee. Operating hereby agrees that all funds borrowed that are subject to the Handset Guarantee ("Handset Borrowings") will be used exclusively for payments to Motorola under the Handset Purchase Agreement. Operating hereby agrees that, if Motorola provides the Handset Guarantee, to the extent of available funds that are subject to the Handset Guarantee, Operating shall borrow available funds under the Handset Guarantee and pay all amounts due under the Handset Purchase Agreement.

                                                                  EXECUTION COPY


                  2.    Reimbursement Obligation.

                  (a) Operating Default. Other than as set forth under Section 2(b) below, if and to the extent that any Lenders demand that Motorola pay, and Motorola does pay, any Guaranteed Amount pursuant to any Guarantee, Operating shall, promptly upon receipt from Motorola of a written demand for reimbursement, reimburse Motorola for such Guarantee Payment, plus interest accruing at a rate equal to that which would be in effect under the Credit Agreement relating to such Guaranteed Amount, without duplication; provided that this Section 2(a) shall not affect the obligations of Iridium and Operating to pay compensation pursuant to Section 3.

                  (b) Motorola Default. If a Guarantee Payment is made in respect of a Guaranteed Amount that has been accelerated or otherwise become due as a result of a Motorola-Based Default, then (i) Motorola shall assume and become subject to the obligations of the Lenders under the applicable Credit Agreement vis-a-vis Operating (including, without limitation, the obligation to make loans in the aggregate principal amount of such Lenders' commitments under such Credit Agreement), (ii) Motorola shall assume and become entitled to the benefits of the rights of the Lenders under such Credit Agreement vis-a-vis Operating (including, without limitation, the right to receive payments in respect of loans made under such Credit Agreement, upon acceleration or otherwise), but not including any provisions relating to a Guarantee or any right or remedy arising as a result of the occurrence of a Motorola-Based Default, (iii) Operating shall become obligated to reimburse Motorola for such Guarantee Payment and to repay any additional amounts for which Operating may become indebted to Motorola pursuant to clause (ii) above on the terms and conditions contained in such Credit Agreement as such Credit Agreement is modified by clause (ii) above, and (iv) Operating shall continue to be subject to the terms and conditions of such Credit Agreement (including, without limitation, the covenants contained therein), as such Credit Agreement is modified by clause (ii) above, it being expressly understood that Motorola shall in such circumstances have the right to accelerate payments under and otherwise exercise its rights under any such Credit Agreement to the extent set forth therein as if it were a lender thereunder to the extent that such right to accelerate or other rights arise from some event or circumstance other than a Motorola-Based Default or a Guarantee.

                  (c) Costs and Expenses. Operating further agrees to reimburse Motorola for all reasonable out-of-pocket costs and expenses (including, without limitation, the fees and expenses of legal counsel) in connection with any enforcement of Operating's obligations under Section 2(a) (including, without limitation, any fees and expenses incurred in connection with any bankruptcy proceedings).

                  (d)   Subordination.  The rights of Motorola under this
Section 2 shall be subject to the terms and conditions of any applicable subordination agreements then in effect executed by Motorola for the benefit of creditors of Operating.


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
                                                                  EXECUTION COPY

                  3.    Compensation to Motorola.

                  (a)   Warrant Compensation. Except as set forth in Sections 3
(e) and 3(f), Iridium shall compensate Motorola for incurring the Motorola Exposure by issuing warrants (the "Warrants") to purchase Class 1 Interests in Iridium ("Shares") to Motorola in the amounts specified in the table below. The Warrants shall (i) be in substantially the form of the warrants issued pursuant to the Original Agreement Regarding Guarantee, (ii) provide for a ten year term and an exercise price of $0.00013 per Class 1 Interest; (iii) become exercisable on March 1, 2001 or upon receipt if issued after that date and (iv) provide for issuance of Shares that (A) with respect to Shares issued for Warrants received on or prior to November 1, 1998, may be sold without transfer restrictions (other than transfer restrictions imposed by the LLC Agreement, the Interest Exchange Agreement and applicable securities law) at any time after the fifth anniversary of the exercise of the Warrants and (B) with respect to Shares issued for Warrants received after November 1, 1998, may be sold without transfer restrictions (other than transfer restrictions imposed by the LLC Agreement, the Interest Exchange Agreement and applicable law) at any time after the exercise of the Warrants (a form of Warrant is attached hereto as Exhibit
1). In addition, in the event that Motorola earns Warrants with respect to periods beginning after March 1, 2001, at Motorola's election, Iridium shall compensate Motorola with Shares issued directly to Motorola in the amounts specified in the table below in lieu of Warrants.

                  (b) Calculation of Warrant Compensation. Subject to Sections 3(e) and 3(f), Motorola shall earn Warrants or Shares based on the amount and duration of Motorola Exposure. The number of Warrants or Shares shall be earned according to the following table, pro rated both (A) for the actual dollar amount of Motorola Exposure outstanding during each relevant period and
(B) for the number of days such Motorola Exposure was outstanding during such period. The following table indicates the maximum amount of Warrants or Shares issuable for each full $100 million of Motorola Exposure, assuming such Motorola Exposure was outstanding during the entire relevant period.

           MOTOROLA EXPOSURE              NUMBER OF SHARES PER $100 MILLION
                                            OF MOTOROLA EXPOSURE PER YEAR

                                   (PRIOR TO NOVEMBER 1, 1998)

$                      0 --                     $ 275,000,000               0/412,500(1)

             275,000,001 --                       499,999,000                 412,500

             500,000,000 --                       749,999,999                 637,500

             750,000,000 --                        (or more)                  825,000

                                      (AFTER NOVEMBER 1, 1998)


$                      0 --                      $275,000,000               0/412,500(1)

             275,000,001 --                       499,999,999                 412,500

             500,000,000 --                       749,999,999                 637,500

             750,000,000 --                       849,999,999                 825,000

             850,000,000 --                       949,999,999                 847,500

             950,000,000 --                     1,049,999,999                 877,500

                                                                  EXECUTION COPY


            MOTOROLA EXPOSURE             NUMBER OF SHARES PER $100 MILLION
                                            OF MOTOROLA EXPOSURE PER YEAR
             1,050,000,000 --                (or more)                         900,000

----------
(1)  See Section 3(e) below


For example, if there were $750,000,000 of Motorola Exposure outstanding for a period of one year, Motorola will have earned Warrants relating to 6,187,500 Shares ($750,000,000 / 100,000,000 = 7.5; 7.5* 825,000 = 6,187,500).

                  (c) Payments of Compensation Due Pursuant to This Agreement. Operating and Iridium hereby agree that they will pay, or cause to be paid, all compensation due to Motorola pursuant to this Agreement, including, without limitation, Warrants, Shares or IWCL Warrants due pursuant to Sections 3(a), 3(e) and 3(f) and cash due pursuant to Sections 3(e) and 3(f), quarterly (for the fiscal quarter of Motorola then ending) no later than 48 hours prior to the last day of each fiscal quarter of Motorola.

                  (d) Warrants Issued to Date; No Further Limitations on Warrant Compensation. The parties acknowledge that Warrants for 7,741,346 Shares have been earned by Motorola as of December 15, 1998 with respect to outstanding Motorola Exposure (not including compensation earned pursuant to Section 3(e)). The parties agree that no limitation shall apply to compensation earned pursuant to this Section 3.

                  (e) High Yield Equivalent Compensation. During any period in which each of the following conditions (the "High Yield Equivalent Conditions") exists: (i) the Motorola Exposure outstanding shall be $275,000,000 or less; (ii) no other person or party providing guarantees for the support of Iridium's indebtedness for borrowed money is receiving equity compensation from Iridium or IWCL in respect of such guarantees, (iii) no mandatory prepayment or redemption or acceleration of any Senior Notes (as defined in the MOU) has occurred (except as a result of Motorola's disposition of Class 1 Interests causing a "change in control" (as defined in the Offering Memorandum) to occur under the Senior Notes); and (iv) Iridium has complied with the terms of this Agreement and the MOU, then, at Iridium's option, in lieu of issuing Warrants or Shares pursuant to Sections 3(a) and 3(b). Iridium and Operating shall pay compensation to Motorola (the "High Yield Compensation") as follows:

                        (1) Operating shall pay Motorola cash compensation for the Motorola Exposure, in an amount equal to (x) the average daily Motorola Exposure during any period for which the Motorola Exposure is greater than zero multiplied by the excess, if any, of (A) the weighted average daily interest rate applicable to the Series A Notes and Series B Senior Notes (13.625% / 360 = 0.0378472%) over (B) the weighted average daily interest rate actually charged by the Lenders under the Credit Agreements related to the Motorola Exposure for such period.

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                                                                  EXECUTION COPY

                        (2)   Iridium shall issue to Motorola warrants
       ("IWCL Warrants") to purchase shares of Class A Common Stock of IWCL (the "Common Stock") in an amount equal to the average daily principal amount of Motorola Exposure during such period multiplied by the daily equivalent of the warrant compensation payable to the initial holders of the units comprised of warrants to purchase Common Stock and Series A Notes with respect to such amount (calculated on a pro rata daily basis from the date of the issuance of such Series A Notes to the stated maturity thereof, such amount being IWCL Warrants to purchase 66.758 shares of Common Stock per each full $100,000,000 of Motorola Exposure per day (calculated on a pro rata basis for the actual amount of Motorola Exposure outstanding)). IWCL Warrants issued pursuant to this paragraph
       (2) will have the same exercise price as the warrants issued with the Series A Notes ($20.90 per share of Common Stock, subject to anti-dilution adjustments) but all other terms of the IWCL Warrants and Common Stock will be as specified for Warrants and Shares, respectively, in Section 3(a) (the IWCL Warrants will provide for a ten year term, become exercisable on March 1, 2001 or upon receipt if issued after that date and be issued free of restrictions on transfer (other than restrictions imposed by applicable law)); provided, however, that, if Motorola's holdings of Common Stock, including Common Stock issuable upon exercise of IWCL Warrants or similar securities (but not including Common Stock issuable under the Interest Exchange Agreement), would cause the Iridium Bermuda Special Rights Period (as defined in the LLC Agreement) to terminate, Motorola will not be issued IWCL Warrants or Common Stock but instead will be issued Warrants or Shares (with substitution on a one-for-one basis, subject to the anti-dilution provisions of the Interest Exchange Agreement). A form of IWCL Warrant is attached hereto as Exhibit 2. Iridium hereby agrees to exercise its rights under the Share Issuance Agreement and to take all other necessary actions to cause IWCL to (i) reserve sufficient shares of Common Stock for issuance upon exercise of all outstanding IWCL Warrants and (ii) issue shares of Common Stock in respect of IWCL Warrants at the time or times such IWCL Warrants are duly exercised, and Iridium agrees not to agree to any amendment to the Share Issuance Agreement that would be reasonably likely to adversely affect Iridium's ability to perform its obligations hereunder.

                        (3) In each case (1) and (2) multiplied by the number of days the Motorola Exposure is outstanding.

                  (f) Limited Term Cash and IWCL Warrant Compensation for Certain Motorola Exposure. Prior to October 1, 1999, Motorola shall not be compensated pursuant to Section 3(a) or Section 3(e) for Motorola Exposure that results from the $475 Million Guarantee Amendment, the Handset Guarantee, the O&M Guarantee or the O&M Deferrals (collectively, the "New Exposure") but shall be compensated for such New Exposure as set forth in this Section 3(f).

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                                                                  EXECUTION COPY

                  (1) For all New Exposure relating to the $475 Million Guarantee Amendment, the Handset Guarantee or the O&M Guarantee which exists at any time prior to October 1, 1999 (the "New Guarantee Exposure"), Motorola shall be paid cash and IWCL Warrant compensation calculated pursuant to clauses (1), (2) and (3) of Section 3(e) with such New Guarantee Exposure being Motorola Exposure for the purposes of such calculation.

                  (2) For all New Exposure relating to the O&M Deferrals which exists at any time prior to October 1, 1999 (the "O&M New Exposure"), Motorola shall be paid cash compensation in an amount equal to (V) multiplied by (W), where (V) equals the average daily O&M New Exposure for the relevant payment period (with each component of O&M New Exposure to be included in such calculation from the date it is first incurred) multiplied by 0.0003288 (the daily equivalent of 12% interest per annum) and (V) equals the number of days in the relevant payment period.

                  (3) For all New Exposure which exists at any time on or after October 1, 1999 Motorola shall be compensated pursuant to Section 3(a).

Prior to October 1, 1999, all New Exposure for which Motorola is compensated pursuant to this Section 3(f) shall not be considered Motorola Exposure for purpose of determining whether the High Yield Equivalent Conditions of Section 3(e) exist and Motorola shall not be compensated for such New Exposure pursuant to any other provisions of this Agreement; provided, however, that New Exposure shall constitute Motorola Exposure in the case of all other provisions of this Agreement and the MOU. For the avoidance of doubt, the parties acknowledge and agree that Motorola Exposure from the Guarantee Increase and the Alternative Guarantee shall be compensated pursuant to Section 3(a) and not as New Exposure (with the entire amount thereof compensated as specified in Section 1(b) of the MOU). Compensation pursuant to this Section 3(f) for each item of New Exposure shall commence no later than the time that (but for this Section 3(f)) it would first constitute Motorola Exposure.

                  (g) Guarantee Reduction. In connection with any permanent reduction of the Commitments under the Bridge Agreement, the O&M Credit Facility or any separate Credit Agreement (subject in the case of the Permanent Bank Facility to Section 1(f) of the MOU), each of Iridium and Operating will use its best efforts to cause the Lenders thereunder to amend the Bridge Agreement Guarantee, O&M Guarantee or other relevant Guarantee, as the case may be, to provide for a similar reduction in Motorola's maximum liability thereunder; and neither Iridium nor Operating will voluntarily cause a permanent reduction in the Commitments under the Bridge Agreement, the O&M Credit Facility or any separate Credit Agreement (subject in the case of the Permanent Bank Facility to Section 1(f) of the MOU), unless a similar reduction in Motorola's maximum liability thereunder is effected no later than the time such permanent reduction is effected.

                                                                  EXECUTION COPY

                  4. Representations and Warranties of Iridium and Operating. Each of Iridium and Operating represents and warrants that:

                  (a) the representations and warranties of Iridium and Operating set forth in Section 7 of the Bridge Agreement were true and correct as of the date given under the Bridge Agreement and the representations and warranties given under any subsequent Credit Agreement will be true and correct on the date given;

                  (b) the Certificates of Designation relating to Iridium's Series B Class 2 interests and Series C Class 2 Interests have been duly adopted by Iridium's Banking and Financing Committee in the form attached as Annex J to the Original Agreement Regarding Guarantee and all other necessary corporate actions have been taken to duly authorize the issuance to Motorola of the Series B Class 2 Interests and Series C Class 2 Interests; and

                  (c) the execution, delivery and performance of this Agreement, the MOU, the Warrants, the Iridium warrants underlying the IWCL Warrants, the amendments and the other agreements and instruments contemplated hereby to which Iridium or Operating is a party, have been duly authorized by Iridium or Operating (as the case may be); each of this Agreement, the MOU, the Warrants, the Iridium warrants underlying the IWCL Warrants, such amendments, such waiver letter and the Certificates of Designation relating to Iridium's Series B Class 2 Interests and Series C Class 2 Interests and all other agreements contemplated hereby to which Iridium or Operating is a party each constitutes, or, when issued or executed, will constitute, a valid and binding obligation of Iridium or Operating (as the case may be), enforceable in accordance with its terms; the execution and delivery by Iridium and Operating of this Agreement, the MOU, the Warrants, the Iridium warrants underlying the IWCL Warrants, such amendments, such other agreements and instruments contemplated hereby to which Iridium or Operating is a party, the offering, sale and issuance of Iridium's Series B Class 2 Interests and the Warrants hereunder, the issuance of Iridium's Class 1 interests upon exercise of Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by Iridium and Operating, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii), except as provided in the security agreements related to the Permanent Bank Facility, result in the creation of any lien, security interest, charge or encumbrance upon Iridium's or Operating's or any Subsidiary's equity capital or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any lender, security holder, lessor, third party, court or administrative or governmental body or agency by, or in respect of, Iridium, Operating, any Subsidiary, IWCL or any of their respective directors or shareholders pursuant to, the charter, limited liability company agreement or

                                                                  EXECUTION COPY

            bylaws of Iridium, Operating, any Subsidiary or IWCL (as the case may be), or any law, statute, rule or regulation to which Iridium, Operating, any Subsidiary or IWCL is subject, or any agreement, instrument, order, judgment or decree to which Iridium, Operating, any Subsidiary or IWCL is subject, except in the case of (vi) for such authorizations, consents, approvals, exemptions, actions by, notices to or filings with, parties (other than Iridium or Operating) as would not be reasonably expected to have a material adverse effect on the performance by Iridium and Operating of their respective obligations hereunder.

                  5. Motorola Protection Rights. Either Operating or Iridium (as the case may be) will provide Motorola with written notice at least five full business days (and no more than ten business days) prior to giving notice to the banks under any Credit Agreement or any proposed borrowing which is covered by a Guarantee. In addition, for so long as any Guarantees remain outstanding (unless the High Yield Equivalent Conditions exist), without the prior written approval of Motorola (which may be withheld in the absolute discretion of Motorola), Iridium shall not (in the case of (a), (b), (e), (f) and (g) below) and Operating shall not (in the case of (c), (d), (e), (g) and
(h) below):

                  (a) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of Iridium and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by Iridium's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions or sell or permanently dispose of any of its or any Subsidiary's Intellectual Property Rights (other than commercially available software designed for operation on a personal computer or network of personal computers);

                  (b) merger or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

                  (c) liquidate, dissolve or effect a recapitalization or reorganization of its capital structure in any form of transaction;

                  (d) effect a change in its equity capitalization that requires the approval of the holders of Shares;

                  (e) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity capital other than distributions of Iridium to members made pursuant to Section 3.07(a) of the LLC Agreement with respect to certain members' U.S. tax liabilities;

                  (f) directly or indirectly redeem (other than a redemption of the Series B or C Class 2 Interests of Iridium pursuant to the LLC Agreement),

                                                                  EXECUTION COPY

            purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of Iridium's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than pursuant to the exercise of Iridium's remedies against any holder of Shares pursuant to the terms of the LLC Agreement or the 1993 Stock Purchase Agreement (as defined in the LLC Agreement);

                  (g) incur any indebtedness for borrowed money other than indebtedness the amount, terms and conditions (including without limitations, the subordination provisions) or which have been approved in advance by the lenders to the extent required under any Credit Agreement; or

                  (h) take any action or permit any circumstances to exist which is prohibited under the terms of any Credit Agreement or fail to take any action required to be taken by it under the terms of any Credit Agreement, in each case subject to the grace period applicable to any default created by such action or circumstance pursuant to such Credit Agreement; provided, however, that this clause (h) shall not apply to any action or circumstance that would constitute a Motorola Default (as defined in the Bridge Agreement).

                  6. Amendments and Modifications to Credit Agreements. Operating shall not enter into any amendment, waiver, supplement or modification of any Credit Agreement (other than as contemplated by this Agreement or the MOU) without the prior written consent of Motorola, which consent may be granted or withheld by Motorola in its sole discretion, but acting in good faith.

                  7. Use of Proceeds. Except as otherwise contemplated by this Agreement and the MOU, Operating will use the proceeds of the loans made under any Credit Agreement solely (i) to make payments to Motorola at the times and in the amounts required pursuant to the SSC, the TNDC or the O&M Contract,
(ii) to pay fees and expenses payable to the Lenders and agents in connection with such Credit Agreement, (iii) to repay the loans under the Secured Credit Agreement and (iv) for general corporate purposes so long as the amount subject to this clause (iv) does not exceed the amounts budgeted for such purposes in the budget plans approved by Iridium's board of directors from time to time; provided, however, that Operating will not use such proceeds for the purposes specified in clauses (ii), (iii) or (iv) if this Agreement or the MOU otherwise restricts the use of such proceeds to any of the purposes specified in clause
(i).

                  8. Copies of Information and Notices. Any and all material information, notices and correspondence provided by or on behalf of Operating to any Lender (whether or not required under the applicable Credit Agreement) shall be provided at the same time to Motorola.

                                                                  EXECUTION COPY

                  9. Referral of Matters to Related Party Contracts Committee. Each of Iridium and Operating acknowledges and agrees that the Contract Committee (as defined in the LLC Agreement) of Iridium's board of directors has a limited scope of authority with respect to the relationship between Motorola on the one hand and Iridium and Operating on the other hand, and that only those matters specifically required by the LLC Agreement and matters related to the other contracts between Motorola on the one hand and Iridium or Operating on the other hand and actions or claims by Iridium or Operating against Motorola and other Affiliate Transactions (as defined in the Offering Memorandum) will be taken to the Contract Committee for approval.

                  10. Access. Iridium and Operating shall permit Motorola to have access to relevant meetings, documents or other materials, other than Internal Meetings, Documents and Materials (as defined below), directly relating to the Guarantees or any Credit Agreement. "Internal Meetings, Documents and Materials" means meetings between or among executives or employees of IWCL, Operating or Iridium or between or among Iridium, Operating or IWCL and their consultants, advisors and/or counsel; documents or other materials which are prepared in connection with such meetings; and documents or other materials which are circulated solely between or among executives or employees of Iridium, Operating or IWCL or between or among Iridium, Operating or IWCL and their consultants, advisors and/or counsel.

                  11. Notices under this Agreement. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered, if personally delivered, (ii) when receipt is electronically confirmed, if faxed (with hard copy to follow via first class mail, postage prepaid) or (iii) one day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below:

                  If to Iridium:

                  Iridium LLC
                  1575 Eye Street, NW
                  Washington, D.C. 20005
                  Attention:  Vice President and Chief Financial Officer and
                              Vice President - General Counsel
                  Telecopy #:  (202) 842-0006

                  If to Operating:

                  Iridium Operating LLC
                  1575 Eye Street, NW
                  Washington, D.C. 20005
                  Attention:  Vice President and Chief Financial Officer and


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                            Vice President - General Counsel
                  Telecopy #: (202) 842-0006

                  If to Motorola:

                  Motorola, Inc.
                  1303 East Algonquin Road
                  Schaumburg, Illinois  60196
                  Attention: Senior Vice President - Corporate Finance Telecopy #: (847) 538-9969

                  with a copy (which shall not constitute notice) to:

                  Motorola, Inc.
                  2501 S. Price Road
                  Chandler, AZ  85248
                  Attention: Vice President - Law Department, Iridium Matters Telecopy #: (602) 732-3188

                  12.   Definitions.

The following terms when used in this Agreement have the following meanings:

                  "Credit Agreement" means any agreement pursuant to which
            Iridium or Operating incurs indebtedness for borrowed money which is Guaranteed by Motorola, including, without limitation, the Bridge Agreement, the O&M Credit Facility, the Permanent Bank Facility (as defined in the MOU) to the extent guaranteed by Motorola, and any substitute or replacement agreement which is Guaranteed by Motorola.

                  "Guarantee" means any guarantee by Motorola of any
            obligations of Iridium or Operating under any Credit Agreement or any note, agreement or other instrument executed in connection therewith, including, without limitation, the guarantees set forth in the Bridge Guarantee Agreement, the O&M Guarantee Agreement, the Guarantee Increase, the Alternative Guarantee and any substitute or replacement guarantee by Motorola.

                  "Guarantee Agreement" means any agreement which evidences any
            Guarantee.

                  "Guarantee Payment" means any payment which is demanded
            of Motorola by a Lender pursuant to any Guarantee which is actually paid by Motorola, to the extent so paid.


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                  "Guaranteed Amount," with respect to any period, means
            the maximum amount of Iridium's obligations for which Motorola has provided a Guarantee during such period (regardless of the actual amount of Iridium's obligations outstanding to any Lender during such period) together, without duplication, with any Guarantee Payments which have been made by Motorola but not repaid by Iridium.

                  "Interest Exchange Agreement" means the Interest
            Exchange Agreement, dated as of June 9, 1997, by and between IWCL and Iridium.

                  "IWCL" means Iridium World Communications Ltd.

                  "Lender" means any lender under any Credit Agreement, or
            any agent or other authorized representative of any lender, including without limitation the Global Arrangers (as defined in the Bridge Agreement, as amended).

                  "LLC Agreement" means the limited liability company
            Agreement of Iridium LLC dated as of July 19, 1996 as amended.

                  "Motorola-Based Default" means a default under the
            Bridge Agreement or any other Credit Agreement which is caused solely and directly by actions taken by Motorola other than a default occurring as the result of the ownership percentage of Motorola and its affiliates falling below the thresholds set forth in the Bridge Agreement unless it falls below such thresholds as the result of Motorola or an affiliate disposing of Iridium's voting securities.

                  Also, a Motorola-Based Default means a default under the
            Bridge Agreement or any other Credit Agreement which is caused solely and directly by actions taken by Motorola as a result of a demand for payment under a Guarantee which has arisen as a result of a material default by Motorola under a material provision of the TNDC, the O&M Contract or the MOU, so long as Iridium and Operating have fully complied in all material respects with their respective obligations under the SSC, the O&M Contract, this Agreement and the MOU and Motorola's default is the primary cause for the default under the applicable Credit Agreement which has caused such demand for payment.


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                  "Motorola Exposure" means the Commitments under any
            Credit Agreement to the extent such Commitments are subject to a Guarantee, including, without limitation, the Commitments under the Bridge Agreement, the Permanent Bank Facility and the O&M Credit Facility to the extent they are subject to the Bridge Guarantee Agreement (including any increase thereof and the Handset Guarantee), the Alternative Guarantee and the O&M Guarantee, the Guarantee Payments (to the extent not repaid by Iridium or Operating), the outstanding amount of the O&M Deferrals and the Vendor Financing Amount; provided, however, that with respect to the Guarantee Increase and the Alternative Guarantee, if Operating incurs any obligations under a Credit Agreement that are guaranteed by the Guarantee Increase (or any part thereof or the Alternative Guarantee), the entire amount of the Guarantee Increase (including, without duplication, the Alternative Guarantee, if available) that is, or could be, made available under the MOU shall constitute Motorola Exposure regardless of whether Operating has arranged for commitments from lenders or incurred obligations that are subject to such amount.

                  "O&M Contract" means the Operations and Maintenance
            Contract effective July 29, 1993 between Iridium and Motorola, as amended from time to time.

                  "O&M Credit Facility" has the meaning ascribed thereto in the
            MOU.

                  "Offering Memorandum" means the Offering Memorandum
            dated October 9, 1997 related to the issuance and sale by Iridium of its 11.25% Senior Notes due 2005, Series C.

                  "Person" means an individual, a partnership, a
            corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Senior Notes" has the definition set forth in the MOU.

                  "SSC" means the Space System Contract effective July 29, 1993 between Iridium and Motorola, as amended from time to time.

                        "Subsidiary" means, with respect to any Person, any
            corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
            (ii) if a limited liability company, partnership,

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            association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  "TNDC" means the Terrestrial Network Development
            Contract effective January 1, 1993 between Iridium and Motorola, as amended from time to time.

                  "Vendor Financing Amount" means the total amount
            (including interest and expenses) of any vendor financing, including without limitation (i) vendor financing contemplated by any amendment to the TNDC or any other payment deferrals made available to Iridium or Operating by Motorola and (ii) payment deferrals or other financings from third party vendors made available to Iridium or Operating as a result of Motorola providing credit support for such deferrals or other financings. "Vendor Financing Amount", however, does not include any payment being deferred pursuant to
            Section 8 of the MOU for up to twelve months after completion of an applicable TNDC milestone, so long as such payment and all accrued and unpaid interest are paid in full by the end of such twelve month period.

                  13. Complete Agreement. This Agreement and the other agreements and instruments referred to herein embody the complete agreement and understanding among the parties with respect to the matters addressed herein and supersede and preempt the Second Amended and Restated Agreement Regarding Guarantee and any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  14. Miscellaneous. This Agreement (a) is made under and shall be governed by the laws of the State of New York without regard to principles of conflict of laws, (b) is intended for the benefit of the parties hereto and is not intended to benefit any other person and no person other than the parties hereto may rely upon the provisions hereof, (c) may be executed in counterparts, each of which taken together shall constitute one and the same instrument, and (d) may be amended or waived only if such amendment or waiver is in writing and signed by the party against whom it is sought to be enforced.

                  15. Limited Rights Against Motorola. The parties hereto agree that Iridium and Operating shall have no rights (apart from those set forth in this Agreement, the MOU or any other written agreements between such parties) against Motorola as a

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                                                                  EXECUTION COPY


result of Iridium's or Operating's inability to meet drawing or other conditions under the Bridge Agreement or any other Credit Agreement.

                                     * * * *

                        IN WITNESS WHEREOF, the parties have entered into this Third Amended and Restated Agreement Regarding Guarantee in each case as of the date first above written.

                                      IRIDIUM LLC

                                      By:
                                         ----------------------------
                                         Name:
                                         Title:

                                      IRIDIUM OPERATING LLC

                                      By:
                                         ----------------------------
                                         Name:
                                         Title:

                                       MOTOROLA, INC.

                                      By:
                                         ----------------------------
                                         Name:
                                         Title:


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